AMENDED

ARTICLES OF INCORPORATION

Of

PORTLOGIC SYSTEMS INC.

A Nevada Corporation

KNOW ALL MEN BY THESE PRESENTS:

That I, the Undersigned, for the purpose of forming a corporation under the Laws of the State of Nevada, relating to the General Corporation Law.

I DO HEREBY CERTIFY THAT:

FIRST:

The name of the corporation shall be:

PORTLOGIC SYSTEMS INC.

SECOND:

The address of the EastBiz.com, Inc., resident agent and Agent for Service of Process of this corporation, is to be located at 4535 West Sahara Avenue #217, Las Vegas, Nevada  89102.

THIRD:

The authorized capital stock of this corporation is FIFTY MILLION (50,000,000) common shares with a par value of $0.001 per share. The common shares of this corporation are non-assessable. The board of directors has the authority to prescribe, by resolution, the classes, series, number of each class and series, voting powers, designations, preferences, limitations, restrictions and relative rights of each class and series of stock.

FOURTH:

The members of the governing board of this corporation shall be styled as directors over the age of eighteen (18) and their number shall be not less than one nor more than ten. The initial director of the corporation shall be one, and the name and address of the initial director is:

Michael Ji

Flat 14 Warnford Court, 5 Archers Road

Southhampton, United Kingdom, SO15 2LQ

Jueane Ji

92 King Street East, Suite 1008

Toronto, Ontario

Canada, M5C 2V8

FIFTH:

The name and address of the incorporator as follows:

Sheilah King

4535 West Sahara Avenue #217

Las Vegas, Nevada

United States, 89102

SIXTH:

The period of existence of this corporation shall be perpetual.

SEVENTH:

No director, officer, or shareholder of this corporation shall have personal liability for damages for breach of any fiduciary duty as a director or officer to the corporation, its shareholders or any other person except as is required by law.

I, THE UNDERSIGNED, FOR THE PURPOSE OF AMENDING THE CERTIFICATE OF INCORPORATION UNDER THE LAWS OF THE STATE OF NEVADA, DO MAKE, FILE AND RECORD THIS CERTIFICATE, AND CERTIFY THAT THE FACTS STATED ARE TRUE AND I HAVE ACCORDINGLY SET MY HAND AND SEAL THIS DAY: SEPTEMBER 28, 2004.

/s/Michael Ji

/s/Jueane Ji

Michael Ji

Jueane Ji